SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                     Date of Report (Date of earliest Event
                          Reported): September 24, 2001





                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                333-60164              41-1955181
(State or Other Jurisdiction of    (Commission          (I.R.S. Employer
         Incorporation)            File Number)       Identification No.)

--------------------------------------------------------------------------------



           8400 Normandale Lake Blvd., Suite 250 Minneapolis, MN 55437
           -----------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code (612) 832-7000





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Items 1  through  4,  Item 6 and Item 8 are not  included  because  they are not applicable.

Item 5. Other Events.

Filing of Computational Materials

In connection with the offering of the GMACM Mortgage Pass-Through Certificates, Series 2001-J5 (the "Certificates"), Bear, Stearns & Co. Inc. (the "Representative") has prepared certain materials (the "Computational Materials") for distribution to potential investors. Although Residential Asset Mortgage Products, Inc. (the "Company") provided the Representative with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibit 99.1 are filed on Form SE dated September 24, 2001. The Computational Materials consist of the pages that appear after the Form SE cover sheet.



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Item 7. Financial Statements and Exhibits

Information and Exhibits

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits:

                     ITEM 601(A) OF REGULATION S-K
EXHIBIT NUMBER       EXHIBIT NO.                     DESCRIPTION

1                    99.1                            Bear, Stearns & Co. Inc.
                                                     Computational Materials




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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.





                                By:     /s/ Thomas J. O'Hara
                                        Thomas J. O'Hara
                                        Senior Vice President



Dated:  September 24, 2001







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                                  Exhibit Index



                 Item 601(a) of Regulation   Sequentially Numbered
Exhibit Number   S-K Exhibit No.             Description               Page


1                99.1                        Computational Materials   Filed
                                                                       Manually





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